Exhibit (8)

                      Custody Agreement between
               Rydex Series Trust and Star Bank, N.A.

























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                                CUSTODY AGREEMENT



         Agreement  made  as  of  the  30th  day of   November , 1993, between

   Rydex Series Trust (the  Trust ), a business trust organized under the laws of  Delaware  and  having  its office at 4641 Montgomery Avenue, Suite 400,

   Bethesda,  Maryland  20814  acting  for  and  on  behalf of all mutual fund portfolios  as  are  currently authorized and issued by the Trust or may be authorized and issued by the Trust subsequent to the date of this Agreement

   (the  Fund ), which is operated and maintained by the Trust for the benefit of  the  holders  of  shares  of  the  Funds,  and  Star  Bank,  N.A.  (The

     Custodian  ),  a national banking association having its principal office and  place  of business at Star Bank Center, 425 Walnut Street, Cincinnati,

   Ohio  45202,  which  Agreement  provides  for  the  furnishing of custodian services to the Funds.


                              W I T N E S S E T H :


    that  for and in consideration of the mutual promises hereinafter set forth the Trust, on behalf of the Funds, and the  Custodian agree as follows:


                                    ARTICLE I
                                   DEFINITIONS


         Whenever  used  in  this  Agreement, the following words and phrases,

   unless the context otherwise requires, shall have the following meanings:


         1.      Authorized  Person   shall be deemed to include the Chairman,

   President,  Secretary, and the Vice President, or any other person, whether or  not  any  such  person  is  an  officer  or employee of the Trust, duly


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   authorized  by the Board of Trustees of the Trust to give Oral Instructions on  behalf  of  the  Funds  and listed in the Certificate annexed hereto as

   Appendix  A  or  such other Certificate as may be received by the Custodian from time to time, subject in each case to any limitations on the authority of such person as set forth in Appendix A or any such Certificate.


         2.      Book-Entry  System    shall mean the Federal Reserve/Treasury

   book-entry  system  for  United  States  and federal agency securities, its successor or successors and its nominee or nominees, provided the Custodian has  received  a certified copy of a resolution of Board of Trustees of the

   Trust specifically approving deposits in the Book-Entry System.


         3.      Certificate    shall  mean  any notice, instruction, or other

   instrument in writing, authorized or required by this Agreement to be given to  the  Custodian  which is signed on behalf of the Funds by an Officer of the Trust and is actually received by the Custodian.


         4.     Depository  shall mean The Depository Trust Company ( DTC ), a clearing agency registered with the Securities and Exchange Commission, its successor  or successors and its nominee or nominees.  The term  Depository shall  further  mean  and  include  any  other  person  or  clearing agency authorized to act as a depository under the Investment Company Act of 1940,

   its  successor or successors and its nominee or nominees, provided that the

   Custodian  has  received  a  certified copy of a resolution of the Board of

   Trustees  of the Trust specifically approving such other person or clearing agency as a depository.





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         5.      Dividend  and  Transfer  Agent    shall mean the dividend and

   transfer  agent  active,  from time to time, in such capacity pursuant to a written  agreement  with  the  Fund,  changes  in  which  the  Trust  shall immediately report to the Custodian in writing.


         6.      Money  Market  Security   shall be deemed to include, without

   limitation,  debt  obligations  issued or guaranteed as to principal and/or

   i n t erest  by  the  government  of  the  United  States  or  agencies  or

   i n s trumentalities  thereof,  commercial  paper,  obligations  (including

   certificates  of  deposit,  bankers    acceptances,  repurchase and reverse

   repurchase  agreements  with respect to the same) and bank time deposits of domestic  banks  that  are  members of Federal Deposit Insurance Trust, and short-term  corporate  obligations  where  the  purchase  and  sale of such securities normally require settlement in federal funds or their equivalent on the same day as such purchase or sale.


         7.      Officers    shall  be  deemed  to  include  the Chairman, the

   President,  the  Secretary,  and  Vice President of the Trust listed in the

   Certificate  annexed  hereto as Appendix A or such other Certificate as may be received by the Custodian from time to time.


         8.      Oral  Instructions    shall  mean  oral instructions actually

   received by the Custodian from an Authorized Person (or from a person which the Custodian reasonably believes in good faith to be an Authorized Person)

   and  confirmed  by  Written  Instructions  from  Authorized Persons in such manner  so  that such Written Instructions are received by the Custodian on the next business day.



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         9.      Prospectus  or  Prospectuses  shall mean the Funds  currently effective  prospectus  and  statements  of additional information, as filed with and declared effective by the Securities and Exchange Commission.


         10.     Security  or  Securities  shall mean Money Market Securities,

   common   or  preferred  stocks,  options,  futures,  gold,  silver,  bonds,

   d e b e ntures,  corporate  debt  securities,  notes,  mortgages  or  other obligations,  and any certificates, receipts, warrants or other instruments representing  rights  to  receive,  purchase  or subscribe for the same, or evidencing  or  representing  any  other rights or interest therein, or any property or assets.


         11.     Written  Instructions    shall  mean  communication  actually

   received  by  the  Custodian  from one Authorized Person or from one person which  the  Custodian reasonably believes in good faith to be an Authorized

   Person  in writing, telex or any other data transmission system whereby the receiver of such communication is able to verify by codes or otherwise with a  reasonable  degree  of certainty the authenticity of the senders of such communication.


                                    ARTICLE II
                             APPOINTMENT OF CUSTODIAN


         1.    The  Trust,  acting  for  and  on  behalf  of the Funds, hereby constitutes  and  appoints the Custodian as custodian of all the Securities and  monies  at  any  time  owned  by  the  Funds during the period of this

   Agreement ( Fund Assets ).





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         2.    The Custodian hereby accepts appointments as such Custodian and agrees to perform the duties thereof as hereinafter set forth.


                                   ARTICLE III
                      DOCUMENTS TO BE FURNISHED BY THE TRUST


         The  trust  hereby  agrees  to furnish to the Custodian the following documents:


         1.    A copy of its Declaration of Trust (the  Declaration of Trust )

               certified by its Secretary.


         2.    A copy of its By-Laws certified by its Secretary.


         3.    A  copy  of  the resolution of its Board of Trustees appointing the Custodian certified by its Secretary.


         4.    A copy of the most recent Prospectuses of the Trust.


         5.    A  Certificate of the President and Secretary setting forth the names and signatures of the present Officers of the Trust.


                                    ARTICLE IV

                          CUSTODY OF CASH AND SECURITIES


         1.    The  Trust  will  deliver  or  cause  to  be  delivered  to the

   Custodian  all Fund Assets, including cash received for the issuance of its shares,  at  any  time  during the period of this Agreement.  The Custodian will not be responsible for such Fund Assets until actually received by it.

   Upon  such  receipt, the Custodian shall hold in safekeeping and physically segregate  at  all  times  from the property of any other persons, firms or


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   corporations  all Fund Assets received by it from or for the account of the

   Funds.   Any credits from third parties that are made to the Funds  account by  the  Custodian  may  be reversed if the monies for them are not finally collected  within 90 days from the day the credits are made.  The Custodian is  hereby  authorized  by  the  Trust,  acting  on behalf of the Funds, to actually  deposit  any  Fund  Assets  in  the  Book-Entry  System  or  in a

   D e pository,  provided,  however,  that  the  Custodian  shall  always  be accountable  to  the  Trust for the Fund Assets so deposited.  Funds Assets deposited in the Book-Entry System or the Depository will be represented in accounts  which  include  only  assets held by the Custodian for customers,

   including  but  not  limited  to  accounts in which the Custodian acts in a fiduciary or representative capacity.


         2.    The Custodian shall credit to a separate account or accounts in the  name of each respective Fund all monies received by it for the account of such Fund, and shall disburse the same only:


         (a)   In  payment  for  Securities  purchased for the account of such

               Fund, as provided in Article V;


         (b)   In  payment  of  dividends  or  distributions,  as  provided in

               Article VI hereof;


         (c)   In  payment  of  original  issue or other taxes, as provided in

               Article VII hereof;


         (d)   In  payment for shares of such Fund redeemed by it, as provided in Article VII hereof;



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         (e)   Pursuant  to  Certificates  (i)  directing  payment and setting forth the name and address of the person to whom the payment is to  be  made,  the  amount  of such payment and the purpose for which  payment  is to be made (the Custodian not being required to question such direction) or (ii) if reserve requirements are established  for  the  Fund  by  law  or  by  valid regulation,

               directing  the  Custodian  to  deposit  a  specified  amount of collected  funds  in  the  form  of U.S. dollars at a specified

               Federal  Reserve  bank and stating the purpose of such deposit;

               or


         (f)   In  reimbursement  of  the  expenses  and  liabilities  of  the

               Custodian, as provided in paragraph 10 of Article IX hereof.


         3.    Promptly  after the close of business on each day the funds are open  and  valuing  their portfolios, the Custodian shall furnish the Trust with  a detailed statement of monies held for the Fund under this Agreement and  with  confirmations  and  a  summary  of  all transfers to or from the account  of the Funds during said day.  Where Securities are transferred to the account of the Fund without physical delivery, the Custodian shall also identify  as  belonging to the Funds a quantity of Securities in a fungible bulk of Securities registered in the name of the Custodian (or its nominee)

   or  shown  on the Custodian s account on the books of the Book-Entry System or  the  Depository.  At least monthly and from time to time, the Custodian shall  furnish  the  Trust with a detailed statement of the Securities held for the Funds under this Agreement.




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         4.    All Securities held for the Funds, which are issued or issuable only  in  bearer form, except such Securities as are held in the Book-Entry

   System,  shall  be held by the Custodian in that form; all other Securities held  for  the  Funds  may  be  registered  nominee of the Custodian as the

   Custodian may from time to time determine, or in the name of the Book-Entry

   System or the Depository or their successor or successors, or their nominee

   or  nominees.    The  Trust  agrees to furnish to the Custodian appropriate instruments  to  enable the Custodian to hold or deliver in proper form for transfer,  or  to  register in the name of its registered nominee or in the name  of  the  Book-Entry System or the Depository, any Securities which it may  hold  for  the account of the Funds and which may from time to time be registered  in  the  name  of the Funds.  The Custodian shall hold all such

   Securities which are not held in the Book-Entry System by the Depository or a  Sub-Custodian in a separate account or accounts in the name of the Funds segregated  at  all  times  from  those  of  any  other fund maintained and operated by the Trust and from those of any other person or persons.


         5.    Unless  otherwise  instructed to the contrary by a Certificate,

   the  Custodian  shall  with respect to all Securities held for the Funds in accordance with this Agreement:


         (a)   Collect  all income due or payable to the Funds with respect to each Fund s Assets;


         (b)   Present  for  payment  and  collect the amount payable upon all

               Securities which may mature or be called, redeemed, or retired,

               or otherwise become payable;



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         (c)   S u r r e nder  Securities  in  temporary  form  to  definitive

               Securities;


         (d)   E x e c u te,  as  Custodian,  any  necessary  declarations  or certificates  of ownership under the Federal income tax laws or

               the   laws  or  regulations  of  any  other  taxing  authority,

               including  any  foreign  taxing  authority, now or hereafter in effect; and


         (e)   Hold   directly,  or  through  the  Book-Entry  System  or  the

               Depository  with  respect  to Securities therein deposited, for the  account  of  the  Funds  all rights and similar securities issued  with  respect  to  any Securities held by the Custodian hereunder.


         6.    Upon  receipt of a Certificate and not otherwise, the Custodian directly  or  through  the  use  of the Book-Entry System or the Depository

   shall:


         (a)   Execute  and  deliver  to  such persons as may be designated in such  Certificate  proxies,  consents,  authorizations, and any other instruments whereby the authority or the Fund as owner of any Securities may be exercised;


         (b)   Deliver any Securities held for the Funds in exchange for other

               Securities  or  cash  issued  or  paid  in  connection with the liquidation, reorganization, refinancing, merger, consolidation or  recapitalization of any corporation, or the exercise of any conversion privilege;

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         (c)   Deliver any Securities held for the account of the Funds to any

               protective   committee,  reorganization,  refinancing,  merger,

               consolidation,  recapitalization  or  sale  of  assets  of  any corporation,  and  received  and  hold  under the terms of this

               Agreement  such  certificates  of  deposit, interim receipts or other  instruments  or  documents  as  may  be  issued to it to evidence such delivery; and


         (d)   Make such transfers or exchanges of the assets of the Funds and take such other steps as shall be stated in said Certificate to be  for the purpose of effectuating any duly authorized plan of

               l i quidation,   reorganization,   merger,   consolidation   or

               recapitalization of the Funds.


         7.    The  Custodian shall promptly deliver to the Trust all notices,

   proxy  material  and executed but unvoted proxies pertaining to shareholder meetings  of Securities held by the Funds.  The Custodian shall not vote or authorize  the  voting  of  any  Securities  or give any consent, waiver or approval  with  respect  thereto  unless  so  directed  by a Certificate or

   Written Instruction.


         8.    The  Custodian shall promptly deliver to the Trust all material received  by  the  Custodian and pertaining to Securities held by the Funds with  respect  to  tender  or  exchange  offers,  calls  for  redemption or purchase,  expiration  of  rights,  name  changes,  stock  splits and stock dividends,  or  any  other  activity  involving  ownership  rights  in such

   Securities.



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                                    ARTICLE V
                   PURCHASE AND SALE OF INVESTMENTS OF THE FUND


         1.    Promptly  after  each  purchase of Securities by the Funds, the

   Trust  shall  deliver to the Custodian (i) with respect to each purchase of

   Securities  which are not Money Market Securities, a Certificate or Written

   Instructions,  and  (ii)  with  respect  to  each  purchase of Money Market

   Securities,  Written  Instructions,  a  Certificate  or  Oral Instructions,

   specifying  with  respect  to each purchase: (a) The name of the issuer and the title of the Securities, (b) the principal amount purchased and accrued interest, if any, (c) the date of purchase and settlement, (d) the purchase price per unit, (e) the total amount payable upon such purchase and (f) the name  of  the  person from whom or the broker through whom the purchase was

   made.    The Custodian shall upon receipt of Securities purchased by or for the  Funds,  pay  out  of  the monies held for the account of the Funds the total amount payable to the person from whom or the broker through whom the purchase  was  made,  provided  that  the same conforms to the total amount payable  as  set  forth  in  such Certificate, Written Instructions or Oral

   Instructions.


         2.    Promptly  after  each  sale  of Securities by the Trust for the account  of  the  Fund,  the  Trust shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, a

   Certificate  or Written Instructions, and (ii) with respect to each sale of

   Money  Market  Securities,  Written  Instructions,  a  Certificate  or Oral

   Instructions,  specifying  with  respect to each such sale: (a) the name of the  issuer  and  the title of the Security, (b) the principal amount sold,



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   and  accrued interest, if any, (c) the date of sale, (d) the sale price per unit,  (e) the total amount payable to the Funds upon such sale and (f) the name  of  the  broker through whom or the person to whom the sale was made.

   The Custodian shall deliver the Securities upon receipt of the total amount payable to the Funds upon such sale, provided that the same conforms to the total amount payable as set forth in such Certificate, Written Instructions or  Oral  Instructions.  Subject to the foregoing, the Custodian may accept payment  in  such  form  as  shall  be  satisfactory to it, and may deliver

   Securities   and  arrange  for  payment  in  accordance  with  the  customs prevailing among dealers in Securities.


         3.    Promptly  after  the time as of which the Trust, on behalf of a

   Fund, either -


         (a)   writes  an  option on Securities or writes a covered put option in respect of a Security, or


         (b)   notifies  the  Custodian that its obligations in respect of any put  or  call  option,  as described in the Trust s Prospectus,

               r e quire  that  the  Fund  deposit  Securities  or  additional

               Securities with the Custodian, specifying the type and value of

               Securities required to be so deposited, or


         (c)   notifies  the  Custodian that its obligations in respect of any

               other   Security,  as  described  in  each  Fund  s  respective

               Prospectus,   require  that  the  Fund  deposit  Securities  or

               additional  Securities  with the Custodian, specifying the type and  value  of  Securities  required  to  be  so deposited, the


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               Custodian   will  cause  to  be  segregated  or  identified  as

               deposited,  pursuant  to the Fund s obligations as set forth in such  Prospectus,  Securities  of  such  kinds  and having such aggregate values as are required to meet the Fund s obligations in  respect  thereof.  The Trust will provide to the Custodian,

               as  of  the  end  of each trading day, the market value of each

               Fund  s  option  liability  if  any and the market value of its portfolio of common stocks.


         4.    On  contractual settlement date, the account of each respective

   Fund  will be charged for all purchases settling on that day, regardless of whether  or  not  delivery  is  made.  On contractual settlement date, sale proceeds will likewise be credited to the account of such Fund irrespective of delivery.


         In the case of  sale fails , the Custodian may request the assistance of the Funds in making delivery of the failed Security.


                                    ARTICLE VI
                      PAYMENT OF DIVIDENDS OR DISTRIBUTIONS


         1.    The  Trust  shall  furnish  to  the  Custodian  a  copy  of the resolution of the Board of Trustees, certified by the Secretary, either (i)

   setting  forth  the date of the declaration of any dividend or distribution in  respect of shares of the Funds, the date of payment thereof, the record

   date   as  of  which  Funds  shareholders  entitled  to  payment  shall  be determined, the amount payable per share to Funds shareholders of record as of  that  date and the total amount to be paid by the Dividend and Transfer



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   Agent of the Funds on the payment date, or (ii) authorizing the declaration of dividends and distributions in respect of shares of the Funds on a daily basis  and  authorizing  the Custodian to rely on Written Instructions or a

   Certificate  setting forth the date of the declaration of any such dividend or  distribution,  the date of payment thereof, the record date as of which

   Funds  shareholders  entitled  to  payment  shall be determined, the amount payable  per  share to Funds shareholders of record as of that date and the total  amount  to be paid by the Dividend and Transfer Agent on the payment date.


         2.    Upon  the  payment  date  specified in such resolution, Written

   Instructions  or  Certificate,  as  the  case  may  be, the Custodian shall arrange for such payments to be made by the Dividend and Transfer Agent out of monies held for the account of the Funds.


                                   ARTICLE VII


                    SALE AND REDEMPTION OF SHARES OF THE FUND


         1.    The  Custodian  shall receive and credit to the account of each

   Fund such payments for shares of such Fund issued or sold from time to time as  are  received  from  the  distributor  for  the Fund s shares, from the

   Dividend and Transfer Agent of the Fund, or from the Trust.


         2.    Upon  receipt  of  Written  Instructions,  the  Custodian shall arrange  for  payment of redemption proceeds to be made by the Dividend and

   Transfer  Agent  out  of  the monies held for the account of the respective

   Fund in the total amount specified in the Written Instructions.



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         3.    Notwithstanding  the  above provisions regarding the redemption of  any  shares  of  the  Fund,  whenever  shares of the Funds are redeemed pursuant  to  any check redemption privilege which may from time to time be

   offered   by  the  Funds,  the  Custodian,  unless  otherwise  subsequently instructed  by  Written  Instructions  shall,  upon  receipt of any Written

   Instructions  setting  forth  that  the  redemption  is  in  good  form for redemption  in  accordance  with  the check redemption procedure, honor the check presented as part of such check redemption privilege out of the money held in the account of the Funds for such purposes.


                                      ARTICLE VIII
                                      INDEBTEDNESS


         In  connection with any borrowings, the Trust on behalf of the Funds,

   will  cause to be delivered to the Custodian by a bank or broker (including

   the   Custodian,  if  the  borrowing  is  from  the  Custodian),  requiring

   Securities  as  collateral  for such borrowings, a notice or undertaking in the  form  currently  employed by any such bank or broker setting forth the amount which such bank or broker will loan to the Funds against delivery of a  stated  amount  of  collateral.  The trust shall promptly deliver to the

   Custodian a Certificate specifying with respect to each such borrowing: (a)

   the  name of the bank or broker; (b) the amount and terms of the borrowing,

   which may be set forth by incorporating by reference an attached promissory note,  duly  endorsed  by the Trust, acting on behalf of the Fund, or other loan  agreement; (c) the date and time, if known, on which is to be entered into; (d) the date on which the loan becomes due and payable; (e) the total amount  payable  to the Fund on the borrowing date; (f) the market value of



                                        15





   Securities  collateralizing the loan, including the name of the issuer, the title  and  the  number of shares or the principal amount of any particular

   Securities;  and  (g) a statement that such loan is in conformance with the

   Investment Company Act of 1940 and the Fund s then current Prospectus.  The

   Custodian  shall  deliver  on the borrowing date specified in a Certificate the  specified collateral and the executed promissory note, if any, against delivery  by  the  lending  bank  or broker of the total amount of the loan payable  provided that the same conforms to the total amount payable as set forth  in the Certificate.  The Custodian may, at the option of the lending bank or broker, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank or broker, by virtue  of  any  promissory  note  or  loan  agreement. The Custodian shall deliver  in  the  manner  directed  by  the  Trust  from  time to time such

   Securities as additional collateral as may be specified in a Certificate to collateralized  further  any  transaction described in this paragraph.  The

   Trust  shall  cause  all  Securities  released from collateral status to be returned  directly  to  the  Custodian and the Custodian shall receive from time  to  time  such return of collateral as may be tendered to it.  In the event  that  the  Trust  fails  to  specify  in  a  Certificate  or Written

   Instructions  the name of the issuer, the title and number of shares or the principal amount of any particular Securities to be delivered as collateral by  the  Custodian,  the  Custodian  shall  not  be under any obligation to

   deliver  any  Securities.    The  Custodian  may  require  such  reasonable

   conditions  with  respect  to  such collateral and its dealings with third-

   party lenders as it may deem appropriate.




                                        16





                                       ARTICLE IX
                                CONCERNING THE CUSTODIAN


         1.    Except as otherwise provided herein, the Custodian shall not be liable  for  any loss or damage, including counsel fees, resulting from its action  or omission to act or otherwise, except for any such loss or damage arising  out of its negligence or willful misconduct.  The Trust, on behalf of the Funds and only from Fund Assets (or insurance purchased by the Trust with  respect  to  its liabilities on behalf of the Funds hereunder), shall defend,  indemnify  and  hold  harmless  the  Custodian  and  its Trustees,

   Officers,  Employees  and Agents with respect to any loss, claim, liability or  cost (including reasonable attorneys  fees) arising or alleged to arise from  or relating to the Trust s duties with respect to the Funds hereunder or  any  other  action  or inaction of the Trust or its Trustees, Officers,

   Employees  or  Agents  as  to  the Funds, except such as may arise from the negligent  action,  omission  or  willful  misconduct of the Custodian, its

   Trustees,  Officers,  Employees  or  Agents.    The Custodian shall defend,

   indemnify and hold harmless the Trust and its Trustees, Officers, Employees or  Agents  with  respect  to any loss, claim, liability or cost (including reasonable attorneys  fees) arising or alleged to arise from or relating to the  Custodian  s  duties  with respect to the Funds hereunder or any other action  or  inaction of the Custodian or its Trustees, Officers, Employees,

   Agents,  nominees  or  Sub-Custodians  as  to the Funds, except such as may arise  from  the  negligent  action,  omission or willful misconduct of the

   Trust,  its  Trustees,  Officers,  Employees or Agents.  The Custodian may,

   with  respect  to  questions  of  law  apply  for and obtain the advice and opinion  of counsel to the Trust at the expense of the Funds, or of its own


                                        17





   counsel  at  its  own expense, and shall be fully protected with respect to anything  done or omitted by it in good faith in conformity with the advice or  opinion  of counsel to the Trust, and shall be similarly protected with respect  to anything done or omitted by it in good faith in conformity with advice or opinion of its counsel, unless counsel to the Funds shall, within a  reasonable  time  after  being  notified of legal advice received by the

   Custodian,  have  a  differing interpretation of such question of law.  The

   Custodian  shall  be  liable  to the Trust for any proximate loss or damage resulting  from  the use of the Book-Entry System or any Depository arising by  reason  of any negligence, misfeasance or misconduct on the part of the

   Custodian  or  any of its employees, agents, nominees or Sub-Custodians but not  for  any  special,  incidental,  consequential,  or  punitive damages;

   provided, however, that nothing contained herein shall preclude recovery by the Trust, on behalf of the Funds, of principal and of interest to the date of  recovery  on, Securities incorrectly omitted from the Fund s account or penalties  imposed  on  the  Trust,  in  connection with the Funds, for any failures to deliver Securities.


         In  any  case in which one party hereto may be asked to indemnify the other  or  hold  the other harmless, the party from whom indemnification is

   sought  (the   Indemnifying Party ) shall be advised of all pertinent facts concerning  the  situation  in  question, and the party claiming a right to

   indemnification  (the    Indemnified  Party  )  will use reasonable care to

   identify   and  notify  the  Indemnifying  Party  promptly  concerning  any situation  which presents or appears to present a claim for indemnification

   against  the  Indemnifying  Party.    The Indemnifying Party shall have the

   option  to  defend the Indemnified Party against any claim which may be the

                                        18





   subject  of the indemnification, and in the event the Indemnifying Party so

   elects,   such  defense  shall  be  conducted  by  counsel  chosen  by  the

   Indemnifying  Party  and  satisfactory  to  the  Indemnified  Party and the

   Indemnifying  Party will so notify the Indemnified Party and thereupon such

   Indemnifying  Party  shall  take over the complete defense of the claim and the  Indemnifying Party shall sustain no further legal or other expenses in such  situation  for  which  indemnification  has  been  sought  under this paragraph,  except  the  expenses of any additional counsel retained by the

   Indemnified  Party.  In  no  case  shall  any  party  claiming the right to indemnification  confess  any  claim  or make any compromise in any case in which  the  other party has been asked to indemnify such party (unless such confession  or  compromise  is  made  with such other party s prior written consent).


         The  obligations  of  the  parties  hereto under this paragraph shall survive the termination of this Agreement.


         2.    W i t hout  limiting  the  generality  of  the  foregoing,  the

   Custodian, acting in the capacity of Custodian hereunder, shall be under no obligation to inquire into, and shall not be liable for:


         (a)   The validity of the issue of any Securities purchased by or for the account of the Funds, the legality of the purchase thereof,

               or the propriety of the amount paid therefor;


         (b)   The  legality  of  the  sale  of  any  Securities by or for the account  of the Funds, or the propriety of the amount for which the same are sold;


                                        19





         (c)   The  legality  of the issue or sale of any shares of the Funds,

               or the sufficiency of the amount to be received therefor;


         (d)   The  legality  of the redemption of any shares of the Funds, or the propriety of the amount to be paid therefor;


         (e)   The  legality  of the declaration or payment of any dividend by the Trust in respect of shares of the Funds;


         (f)   The  legality  of  any  borrowing by the Trust on behalf of the

               Funds using Securities as collateral;


         (g)   The  sufficiency  of any deposit made pursuant to a Certificate described  in  clause  (ii)  of  paragraph  2(e)  of Article IV hereof.


         3.    The  Custodian  shall  not be liable for any money or collected funds  in  U.S.  dollars  deposited in a Federal Reserve Bank in accordance with a Certificate described in clause (ii) of paragraph 2(e) of Article IV hereof,  nor  be liable for or considered to be the Custodian of any money,

   whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of the Funds until the Custodian actually  receives  and  collects  such  money  directly  or  by  the final crediting of the account representing the Fund s interest at the Book-Entry

   System or Depository.


         4.    The Custodian shall not be under any duty or obligation to take action  to  effect  collection  of  any  amount  due  to the Funds from the

   Dividend  and  Transfer Agent of the Funds nor to take any action to effect


                                        20





   payment  or distribution by the Dividend and Transfer Agent of the Funds of

   any  amount paid by the Custodian to the Dividend and Transfer Agent of the

   Funds in accordance with this Agreement.


         5.    Income due or payable to the Funds with respect to Funds Assets will be credited to the account of the Funds as follows:


         (a)   Dividends  will be credited on the first business day following payable date irrespective of collection.


         (b)   Interest  on  fixed  rate  municipal  bonds and debt securities issued  or  guaranteed  as  to principal and/or interest by the

               g o v ernment   of   the   United   States   or   agencies   or

               instrumentalities  thereof  (excluding securities issued by the

               Government  National  Mortgage Association) will be credited on payable date irrespective of collection.


         (c)   Interest  on  fixed  rate  corporate  debt  securities  will be credited  on  the  first  business  day  following payable date irrespective of collection.


         6.    Notwithstanding  paragraph  5 of this Article IX, the Custodian shall  not  be  under  any  duty  or  obligation  to  take action to effect collection  of  any  amount,  if  the  Securities upon which such amount is payable  are  in  default,  or  if  payment  is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by  a  Certificate  and  (ii)  it  shall  be assured to its satisfaction of reimbursement  of its costs and expenses in connection with any such action or, at the Custodian s option, prepayment.

                                        21





         7.    The  Custodian  may  appoint  one  or more financial or banking institutions,  as  Depository  or  Depositories or as Sub-Custodian or Sub-

   Custodians,  including, but not limited to, banking institutions located in foreign  countries, of Securities and monies at any time owned by the Fund,

   upon terms and conditions approved in a Certificate.  Current Depository(s)

   and  Sub-Custodian(s)  are noted in Appendix B.  The Custodian shall not be relieved  of any obligation or liability under this Agreement in connection with the appointment or activities of such Depositories or Sub-Custodians.


         8.    The  Custodian  shall  not  be  under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the  account  of  the  Funds  are such as properly may be held by the Funds under the provisions of the Declarations of Trust and the Trust s By-Laws.


         9.    The  Custodian  shall  treat  all records and other information relating  to the Trust, the Funds and the Funds  Assets as confidential and shall  not  disclose  any  such  records or information to any other person unless  (a)  the  Trust shall have consented thereto in writing or (b) such disclosure is compelled by law.


         10.   The Custodian shall be entitled to receive and the Trust agrees to pay to the Custodian, for the Fund s account from Fund Assets only, such compensation as shall be determined pursuant to Appendix C attached hereto,

   or  as shall be determined pursuant to amendments to such Appendix approved by  the  Custodian  and  the  Trust, on behalf of the Funds.  The Custodian shall  be  entitled to charge against any money held by it for the accounts of  the  Funds  the  amount  of  any  loss,  damage,  liability or expense,

   including  counsel  fees,  for  which it shall be entitled to reimbursement

                                        22





   under  the  provisions  of this Agreement as determined by agreement of the

   Custodian  and  the  Trust or by the final order of any court or arbitrator having  jurisdiction  and  as  to  which  all  rights  of appeal shall have

   expired.   The expenses which the Custodian may charge against the accounts of  the  Funds  include,  but  are  not  limited  to,  the expenses of Sub-

   Custodians  incurred  in  settling  transactions involving the purchase and sale of Securities of the Fund.


         11.   The Custodian shall be entitled to rely upon any Certificate if such  reliance  is  made in good faith.  The Custodian shall be entitled to rely  upon  any  Oral  Instructions  and  any Written Instructions actually received  by  the  Custodian pursuant to Article IV or V hereof.  The Trust agrees  to  forward  to  the Custodian Written Instructions from Authorized

   Persons  confirming  Oral  Instructions in such manner so that such Written

   Instructions are received by the Custodian, whether by hand delivery, telex or  otherwise,  on  the  first business day following the day on which such

   Oral  Instructions  are  given to the Custodian.  The Trust agrees that the fact  that  such  confirming instructions are not received by the Custodian shall  in  no way affect the validity of the transactions or enforceability of  the transactions hereby authorized by the Trust.  The Trust agrees that the  Custodian  shall  incur  no liability to the Funds in acting upon Oral

   Instructions given to the Custodian hereunder concerning such transactions.


         12.   The  Custodian  will  (a)  set  up and maintain proper books of account and complete records of all transactions in the accounts maintained by  the  Custodian hereunder in such manner as will meet the obligations of the  Funds  under  the  Investment  Company  Act  of  1940, with particular


                                        23





   attention to Section 31 thereof and Rules 31 a-1 and 31 a-2 thereunder, and

   (b)  preserve  for  the periods prescribed by applicable Federal statute or regulation  all records required to be so preserved.  The books and records of  the Custodian shall be open to inspection and audit at reasonable times and with prior notice by Officers and auditors employed by the Trust.


         13.   The Custodian and its Sub-Custodians shall promptly send to the

   Trust,  for the account of the Funds, any report received on the systems of internal  accounting control of the Book-Entry System or the Depository and with  such  reports  on their own systems of internal accounting control as the Trust may reasonably request from time to time.


         14.   The  Custodian  performs  only  the services of a custodian and shall have no responsibility for the management, investment or reinvestment of  the  Securities from time to time owned by the Funds.  The Custodian is not  a  selling agent for shares of the Funds and performance of its duties as  a  custodial  agent  shall  not be deemed to be a recommendation to the

   Custodian s depositors or others of shares of the Funds as an investment.


                                    ARTICLE X
                                   TERMINATION


         1.    Either  of  the parties hereto may terminate this Agreement for any  reason by giving to the other party a notice in writing specifying the date  of  such  termination,  which shall be not less than ninety (90) days after  the  date  of giving of such notice.  If such notice is given by the

   Trust,  on  behalf  of  the  Fund,  it  shall be accompanied by a copy of a resolution  of  the  Board  of  Trustees  of  the  Trust,  certified by the



                                        24





   Secretary  or any Assistant Secretary, electing to terminate this Agreement and designating a successor custodian or custodians, each of which shall be a  bank or trust company having not less than $2,000,000 aggregate capital,

   surplus  and  undivided  profits.  In the event such notice is given by the

   Custodian,  the  Trust shall, on or before the termination date, deliver to the Custodian a copy of a resolution of its Board of Trustees, certified by the  Secretary,  designating  a successor custodian or custodians to act on behalf  of the Funds.  In the absence of such designation by the Trust, the

   Custodian  may  designate  a  successor  custodian which shall be a bank or trust  company  having  not less than $2,000,000 aggregate capital, surplus

   and  undivided  profits.    Upon  the  date  set  forth in such notice this

   Agreement shall terminate, and the Custodian, provided that it has received a  notice  of acceptance by the successor custodian, shall deliver, on that date,  directly  to  the successor custodian all Securities and monies then owned  by  the Funds and held by it as Custodian.  Upon termination of this

   Agreement  the Trust shall pay to the Custodian on behalf of the Funds such compensation  as  may be due as of the date of such termination.  The Trust agrees  on  behalf  of the Funds that the Custodian shall be reimbursed for its reasonable costs in connection with the termination of this Agreement.


         2.    If  a  successor  custodian  is not designated by the Trust, on behalf  of  the Funds, or by the Custodian in accordance with the preceding paragraph,  or the designated successor cannot or will not serve, the Trust shall  upon  the  delivery  by the Custodian to the Trust of all Securities

   (other  than  Securities  held  in  the  Book-Entry  System which cannot be delivered  to  the  Trust)  and  monies then owned by the Funds, other than monies  deposited  with  a  Federal  Reserve Bank pursuant to a Certificate

                                        25





   described  in  clause (ii) of paragraph 2(e) of Article IV, be deemed to be the custodian for the Funds, and the Custodian shall thereby be relieved of all  duties  and responsibilities pursuant to this Agreement other than the duty  with respect to Securities held in the Book-Entry System which cannot be  delivered  to the Trust to hold such Securities hereunder in accordance with this Agreement.


                                       ARTICLE XI
                                     MISCELLANEOUS


         1.    Appendix  A  sets  forth  the  names  and the signatures of all

   Authorized  Persons.    The  Trust  agrees  to furnish to the Custodian, on

   behalf  of  the  Funds,  a  new  Appendix A in form similar to the attached

   Appendix  A,  if  any  present Authorized Person ceases to be an Authorized

   Person  or  if  any  other  additional  Authorized  Persons  are elected or

   appointed.    Until  such  new  Appendix A shall be received, the Custodian shall  be  fully protected in acting under the provisions of this Agreement upon  Oral  Instructions or signatures of the present Authorized Persons as set forth in the last delivered Appendix A.


         2.    No  recourse  under any obligation of this Agreement or for any claim  based  thereon  shall  be  had  against  any organizer, shareholder,

   Officer,  Trustee,  past, present or future as such, of the Trust or of any such  predecessor  or  successor,  whether  by  virtue of any constitution,

   statute  or  rule of law or equity, or by the enforcement of any assessment of penalty or otherwise; it being expressly agreed and understood that this

   Agreement  and  the  obligations  thereunder are enforceable solely against

   Fund  Assets, and that no such personal liability whatever shall attach to,


                                        26





   or  is  or  shall  be  incurred by, the organizers, shareholders, Officers,

   Trustees of the Trust or of any predecessor or successor, or any of them as such,  because  of  the  obligations contained in this Agreement or implied therefrom  and  that  any and all such liability is hereby expressly waived and  released  by  the  Custodian as a condition of, and as a consideration for, the execution of this Agreement.


         3.    The obligations set forth in this Agreement as having been made by  the  Trust  have been made by the Trustees of the Trust, acting as such

   Trustees  for  and on behalf of the Funds, pursuant to the authority vested in  them  under the laws of the State of Delaware, the Declaration of Trust and the By-Laws of the Trust.  This Agreement has been executed by Officers of  the  Trust  as  Officers,  and  not  individually,  and the obligations contained herein are not binding upon any of the Trustees, Officers, Agents or  holders of shares, personally, but bind only the Trust and then only to the extent of Fund Assets.


         4.    Such  provisions of the Prospectuses of the Funds and any other documents  (including  advertising  material)  specifically  mentioning the

   Custodian  (other  than  merely by name and address) shall be reviewed with the Custodian by the Trust.


         5.    Any  notice  or  other  instrument  in  writing,  authorized or required  by  this  Agreement  to  be  given  to  the  Custodian,  shall be sufficiently given if addressed to the Custodian and mailed or delivered to it  at  its  offices  at  Star  Bank  Center, 425 Walnut Street, M.L. 5127,





                                        27





   Cincinnati,  Ohio  45202,  attention: Mutual Fund Custody Department, or at such  other  place  as  the  Custodian  may  from time to time designate in writing.


         6.    Any  notice  or  other  instrument  in  writing,  authorized or required  by  this Agreement to be given to the Trust shall be sufficiently given  when  delivered to the Trust or on the second business day following the  time  such  notice  is  deposited in the U.S. mail postage prepaid and addressed  to the Trust at its office at 4641 Montgomery Avenue, Suite 400,

   Bethesda,  Maryland 20814 or at such other place as the Trust may from time to time designate in writing.


         7.    This  Agreement  with the exception of Appendices A & B may not be amended or modified in any manner except by a written agreement executed by  both  parties with the same formality as this Agreement, and authorized and approved by a resolution of the Board of Trustees of the Trust.


         8.    This  Agreement  shall  extend to and shall be binding upon the parties  hereto,  and  their  respective  successors and assigns; provided,

   however, that this Agreement shall not be assignable by the Trust or by the

   Custodian,  and no attempted assignment by the Trust or the Custodian shall be effective without the written consent of the other party hereto.


         9.    This  Agreement  may be executed in any number of counterparts,

   each  of  which  shall  be  deemed to be an original, but such counterparts shall, together, constitute only one instrument.






                                        28





         IN  WITNESS WHEREOF, the parties hereto have caused this Agreement to be  executed  by their respective Officers, thereunto duly authorized as of the day and year first above written.


         ATTEST:                             Rydex Series Trust





         Timothy P. Hagan              By: /s/ Albert P. Viragh, Jr.


         ATTEST:                             Star Bank, N.A.


         _______________________       By:/s/ Lynnette C. Gibson

































                                        29





                                       APPENDIX A


         Authorized Persons                    Specimen Signatures


         Chairman:
               Albert P. Viragh, Jr.   /s/ Albert P. Viragh, Jr.

         President:
               Albert P. Viragh, Jr.   /s/ Albert P. Viragh, Jr.

         Secretary:
               Amanda C. Viragh        /s/ Amanda C. Viragh

         Vice President:
               Timothy P. Hagan        /s/ Timothy P. Hagan

         Adviser Employees:
               James Terry Apple       /s/ James Terry Apple

               Michael P. Byrum        /s/ Michael P. Byrum































   PAGE

                                       APPENDIX B
         T h e following Depository(s) and Sub-Custodian(s) are employed currently by Star Bank, N.A. for securities processing and control...


                        The Depository Trust Company (New York)

                                    7 Hanover Square
                                   New York, NY 10004


                                The Federal Reserve Bank

                           Cincinnati and Cleveland Branches


                                 Bankers Trust Company
                                     16 Wall Street

                                   New York, NY 10005

































   PAGE

                                       SCHEDULE C
                                    STAR BANK, N.A.

                            CUSTODY TRANSACTION FEE SCHEDULE


         Star Bank, N.A. as Custodian, will receive monthly compensation for services according to the terms of the following schedule:


         I.    Portfolio Transaction Fees:


               a)    For each repurchase agreement trans-
                     action                                           $7.00


               b)    For each portfolio transaction processed

                     through DTC or Federal Reserve             11.00


               c)    For each portfolio transaction processed
                     through our New York custodian             25.00


               d)    For each GNMA/Amortized Security

                     Purchase                                          25.00


               e)    For each GNMA Prin/Int Paydowns,
                     GNMA Sales                                  8.00


               f)    For each option/future contract written,

                     exercise                                         25.00


               g)    For each Cedel/Euroclear transaction      100.00


               h)    For each Disbursement (Fund expenses
                     only)                                       5.00


               A transaction is a purchase/sale of a security, free
             receipt/free delivery (excludes initial conversion), maturity, tender or exchange.



   PAGE

        II.  Monthly Base Fee - Per Fund:                 $400.00


        III. Out-of-Pocket Expenses
             Star Bank shall be reimbursed for all out-of-pocket expenses including, but not limited to postage, insurance and long distance telephone charges.


        IV.  IRA Documents

             Per shareholder/year to hold each IRA
             document                                       8.00


        V.   Earnings Credits

             On a monthly basis any earnings credits generated from uninvested custody balances will be first applied against any cash management service fees and then to custody transaction fees (as referenced in item #1 above). Earnings credits are based on the average yield of the 91-day U.S. Treasury Bill for the preceding thirteen weeks less the 10% reserve.





























   PAGE